UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 26, 2008

InterDigital, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	1-11152	23-1882087
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

781 Third Avenue, King of Prussia, Pennsylvania		19406
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-878-7800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Samsung Litigation Update.

Pursuant to the binding term sheet by and between InterDigital, Inc.’s wholly-owned subsidiary InterDigital Communications, LLC and patent licensing subsidiaries (collectively, "InterDigital") and Samsung Electronics Co., Ltd. announced by InterDigital on November 24, 2008, the parties jointly filed requests with (i) the arbitral tribunal operating under the auspices of the International Court of Arbitration of the International Chamber of Commerce with respect to the Samsung 3rd Arbitration, (ii) the United States Court of Appeals for the Second Circuit, and (iii) the United States District Court for the District of Delaware, each to stay the parties’ proceedings before such court or tribunal. The arbitral tribunal granted the stay on November 26, 2008, the Second Circuit issued an order granting the stay on December 8, 2008, and the Delaware District Court issued an order granting the stay on December 9, 2008. The proceeding between the parties before the Delaware District Court previously stayed in June 2007 remains stayed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InterDigital, Inc.

December 15, 2008	By:	/s/ Jannie K. Lau

Name: Jannie K. Lau
Title: Associate General Counsel, SEC